PURCHASE AND SALE AGREEMENT

                This agreement is made effective as of the date set forth below, by and between the parties hereto with respect to the following facts:

A.            Sellers wish to sell and Buyer wishes to buy the outstanding stock of EconoWatt Corporation, a Nevada corporation (“EconoWatt”).

B.            The parties expect that the transaction described in this agreement will close on or before March 6, 2002, subject to certain conditions as set forth herein.

                NOW, THEREFORE, the parties agree as follows:

1.             Parties

                The parties to this agreement are:

                a.             Sellers

                Ilya Bond (referred to as “Bond”)

                Roman Gordon (“Gordon”)

                Jeff Wilson (“Wilson”) for Andrew Scott Investments Ltd.

                Bond, Gordon and Wilson will be collectively referred to as “Sellers”

                b.             Buyer

                Voice and Wireless, a Minnesota corporation

2.             Terms of Purchase and Sale

                a.             Sellers hereby offer to sell and Buyer hereby offers to purchase all of the outstanding stock of EconoWatt on the terms and conditions herein specified.

                b.             Buyer hereby offers and Sellers hereby accept Buyer’s offer to purchase Sellers’ stock in EconoWatt in exchange for 1,400,000 shares of Buyer’s common stock.  Of the stock to be issued by Buyer, 350,000 shares shall be free of any restrictions against immediate public sale by Sellers, or any of them, with 125,000 such shares being distributed to Bond, 125,000 shares to Gordon, and 100,000 shares to Wilson.  The remaining 1,050,000 shares shall be issued pursuant to Regulation 144, which allows for sale by Sellers twelve months after the closing of the sale transaction described herein, with 455,000 such shares issued to Bond, 455,000 shares to Gordon, and 140,000 shares to Wilson.  Sellers understand and agree that Buyer is in the process of submitting the necessary documents to have the stock to be issued by Buyer registered for public sale so as to conform to the requirements of this paragraph, and that this process may not be complete by the Closing Date.  Buyer hereby covenants to use all reasonable efforts to complete the registration of stock no later than May 1, 2002.  The Regulation 144 shares shall be delivered to Sellers at the Closing of this transaction on March 6, 2002.  The remaining shares shall be delivered no later than May 1, 2002.

3.             Warranties and Representations by Sellers

                Sellers hereby represent and warrant that

                a.             They are the owners of all of the outstanding stock issued by EconoWatt.

                b.             There are no liens, security interests or other claims encumbering Seller’s shares in EconoWatt.

                c.             No event of default by EconoWatt has occurred under the terms of the Distribution Agreement between EconoWatt and IREM SpA of Italy, dated June 22, 2001 and June 27, 2001.

                d.             EconoWatt has no outstanding liabilities, whether contingent or non-contingent, liquidated or unliquidated.

4.             Warranties and Representations by Buyer

                a.             Buyer is a duly organized and existing corporation under Minnesota law.

                b.             Buyer’s board of directors have authorized Buyer to enter into this transaction.

                c.             Buyer is authorized under its bylaws to issue additional shares of stock as required by this transaction.

5.             Conditions Precedent to Be Satisfied by Sellers

                a.             Sellers shall execute and deliver at the Closing duly executed stock powers and certificates for their shares of EconoWatt.

                b.             Sellers shall execute and deliver at the Closing resignations of their capacity as officers and directors of EconoWatt.

6.             Conditions Precedent to Be Satisfied by Buyer

                a.             Buyer shall deliver to Sellers’ counsel copies of all registration documents or other forms submitted to the Securities and Exchange Commission in connection with registration of Buyer’s stock for public sale as required by this agreement.

                b.             Buyer shall submit an unqualified opinion letter from counsel that Buyer is authorized to enter into this transaction, and that Buyer’s issuance and registration of securities for public sale as required by this agreement is authorized under all applicable laws and regulations.

7.             Closing Procedures

                a.             The Closing Date of this agreement shall be March 6, 2002.

                b.             The Closing of this agreement shall be held at the office of Sellers’ counsel.

                c.             Buyer shall deliver at the closing the certificates of common stock in the amounts and in the names as required by this agreement.

                d.             If available at the Closing Date, Buyer shall deliver any and all such documents as may evidence the registration for public sale of the securities transferred to Sellers pursuant to this agreement.  If such documents are not available at the Closing Date, Buyer hereby covenants that such documents shall be delivered when received, and in no event shall such delivery occur later than May 1, 2002.

                e.             Sellers shall deliver duly executed stock powers and certificates for EconoWatt stock endorsed to the order of Buyer.

                f.              Sellers shall deliver duly executed resignations of Sellers’ capacity as officers and directors of EconoWatt.

                g.             Upon review of the documents submitted at the Closing to determine if such documents satisfy the requirements of this agreement, Sellers’ counsel shall deliver to Buyer’s counsel all documents required to be delivered by Sellers at the Closing.

                h.             Upon review of the documents submitted at the Closing to determine if such documents satisfy the requirements of this agreement, Sellers’ counsel shall deliver to Sellers all documents required to be delivered by Buyer at the Closing.

8.             Events of Default and Remedies

                a.             Default by Seller

                Seller shall be deemed in default under the terms of this agreement upon the occurrence of any of the following conditions or events:

                (1)           Sellers’ failure to deliver at the Closing duly executed and endorsed stock powers and certificates of EconoWatt stock.

                (2)           Sellers’ failure to deliver at the Closing duly executed resignations as officers and directors of EconoWatt.

                b.             Buyer’s Remedies Upon Default by Sellers

                Upon Sellers’ default as defined in this agreement, Buyer may terminate this agreement and will be under no further obligation to render any performance pursuant to the terms of this agreement.

                c.             Default by Buyer

                Buyer shall be deemed in default under the terms of this agreement upon the occurrence of any of the following conditions or events:

                (1)           Buyer’s failure to deliver at the Closing certificates for Buyer’s common stock in the amounts and in the names as required by this agreement.

                (2)           Buyer’s failure to deliver at the Closing if available any and all such documents as may evidence the registration for public sale of the securities transferred to Sellers pursuant to this agreement.

                (3)           If documents evidencing the registration for public sale of Buyer’s stock issued pursuant to this agreement are not available at the Closing Date, such documents have not been delivered to Sellers’ counsel by 5:00 p.m. on April 1, 2002.

                (4)           Buyer’s failure to deliver at the Closing copies of all registration documents or other forms submitted to the Securities and Exchange Commission in connection with registration of Buyer’s stock for public sale as required by this agreement.

                (5)           Buyer failure to submit an unqualified opinion letter from counsel that Buyer is authorized to enter into this transaction and that Buyer’s issuance and registration of securities for public sale as required by this agreement is authorized under all applicable laws and regulations.

                d.             Sellers’ Remedies Upon Default by Buyer

                1)             Upon Buyer’s default under sub-sections 8.c.(1), (2), (4) or (5), Sellers may terminate this agreement and will be under no further obligation to render any performance pursuant to the terms of this agreement.

                2)             Upon Buyer’s default under sub-section 8.c.3), Sellers may elect to rescind this agreement and demand the return of all consideration transferred to Buyer at the Closing, or, in the alternative, shall be entitled to recovery of damages for Buyer’s breach.

9.             Entire Agreement

                This document embodies the entire agreement between the parties, and there are no prior or contemporaneous oral agreements between the parties which have any force or effect after the execution of this agreement. All prior communications, negotiations, and representations, whether oral or written, are merged into this agreement.  This agreement may be modified only by a document signed by all parties to this agreement.

10.          Controlling Law

                This agreement shall be construed in accordance with the laws of the State of California without regard to choice of law principles.

11.          Severability

                Should any provision of this agreement be declared unenforceable, the remaining provisions of this agreement shall remain in full force and effect.

12.          Attorney’s Fees

                Should any action be brought to enforce the terms of or interpret this agreement, the prevailing party in such action shall be entitled to recover its attorney’s fees and costs incurred in connection with such action.

Voice & Wireless Corporation, a Minnesota

corporation

/s/ Mark Haggerty	/s/ Ilya Bond
By: Mark Haggerty, President	Ilya Bond

/s/ Roman Gordon	/s/ Jeff Wilson
Roman Gordon	Jeff Wilson
for Andrew Scott Investments

IREM

DISTRIBUTION AGREEMENT

Between	:	IREM SpA
Via Rocciamelone 68
I-10050 S.Antonino di Susa (To) — Italy

Hereinafter called		Supplier

And	:	ECONOWATT CORPORATION
350 Center Ave., Suite 500
Reno, NV 89502
FEIN # 88-0493063

Hereinafter called		Distributor

Has been agreed upon as follows:

1.                                       The Supplier agreed to appoint EconoWatt Corporation as its Sole Distributor with the distribution rights in the USA (hereinafter called Territory) for the Products specified at point 3.

2.             The Distributor purchases and sells in his own name and on his own behalf.  He acts as an independent trader both with regard to the Supplier and in respect of his customer.

2.1.1  The Distributor may organize his distribution network appointing exclusive sub-distributors, sub-distributors, agents, sales representatives etc., but the Distributor shall be the only responsible towards the Supplier of the performance of the obligation hereof.

3.             The Products referred to in this agreement are the Luminous Flux Regulators STABILUX manufactured by the Supplier (see Annex A).

4.             The Distributor shall place his orders with the Supplier on a firm account basis.  In those cases where competition is particularly hard, and in order to make the sale of the Products easier, the two parties can mutually agree that the end user has to be served directly by the Supplier. The Distributor will be acknowledged a commission after receipt of payment.

5.             The Distributor shall make any effort to safeguard the interest of the Supplier in conformity with good business practice.  The Distributor undertakes in particular:

5.1.          To actively prospect the market, to make any effort to increase the sales of the Products in the Territory, including advertising and participation to exhibitions.

5.2.          To supply the Supplier with all information relating to the market situation, competition and sales forecasts.

5.3.          Not to accept during the duration of this agreement, the representation or the distribution and not to sell, in any way, products in competition with the Suppliers or Products anyhow related to light regulation.

5.4.          To obtain all the licences and authorisations necessary to import and resell the Products, and inform the Supplier about the eventual technical regulations the Products must comply with for their correct distribution in the Territory.  The Distributor shall keep the Supplier from any liability deriving from the violation of these laws and regulations.  Any liability will be at Distributor’s charges and the Supplier will be entitled to cancel the present agreement without any further communication.

5.5.          To use its best efforts to keep an adequate stock of the Products for which the market requires fast delivery.

5.6.          To stipulate a congruous insurance policy in the name of the Supplier to cover possible damages caused by the Products.

5.7.          The Distributor shall always distribute and promote the Product with the Supplier’s trademark (hereto enclosed - Annex B), in course of registration in the USA, to which the Distributor may add his own trademark.  In the use of the Supplier’s trademarks, trade-names and other industrial and intellectual property rights, the Distributor shall follow the Supplier’s written authorizations and instructions.

6.             The Supplier shall make any effort to safeguard the interest of the Distributor in conformity with good business practice. The Supplier undertakes in particular:

6.1           To forward to the Distributor all orders and/or enquiries he directly receives from the Territory.

6.2           Not to sell or directly distribute the Products in the Territory without the written consent of the Distributor.

6.3           To provide the Distributor with all information, quotations, documents necessary for the sale of the Products.

7.             The Products shall be supplied to the Distributor by the Supplier on the grounds of the prices and sales conditions stated in Annex C and in his written offers.

8.             The After-Sales Service and Warranty Service will be carried out in accordance with Annex D.

9.             The Supplier reserves the right to change his prices and discounts provided that such changes shall take effect 30 days after said changes have been notified to the Distributor.

10.           The Distributor shall pay for the Products to the Supplier by bank transfer in advance or Letter of credit irrevocable confirmed documentary credit payable at sight, issued by the Bank. In case of non-payment, the Supplier can suspend the shipment of the Products. The delivery terms are intended as starting from the day when the Supplier receives the payment. Any modification of the above terms must be agreed upon with the written consent of the Supplier.

11.           This agreement shall become effective on the day of its signature and shall be in force for a period of sixty (60) months. This contract may be terminated by the Supplier by means of a written communication, if the Distributor does not achieve the following minimum purchase budget: USD 500,000.00 during the second year, USD 550,000.00 during the third year, USD 600,000.00 during the fourth year and 650,000.00 during the fifth year.

This agreement will be automatically renewed for a further period of 5 years, if the two parties have agreed upon the new purchase budget for the new cooperation period.

Such a purchase volume cannot be lower than the budget realized in the last year of validity of the expired agreement, unless agreed upon in writing by the Supplier.

12.           In the event of termination of this agreement, no compensation for investments of any kind will be paid by the Supplier to Distributor or by the Distributor to Supplier.

13.           The Distributor shall not assign the present contract to any third party, physical person company or different entity.

14.           Any substantial change in the legal structure or the financial situation of the Distributor may constitute an indefeasible reason for earlier termination of this agreement. Moreover, the premature termination of this agreement can be caused by any breach of the following paragraphs: 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 10, 11, 13.

15.           For what not mentioned explicitly in the present Agreement, the Supplier and Distributor agree to accept the regulations of the UN Convention on International Sales of Goods (Vienna 1980)

16.           Court. All disputes arising out of or in connection with the present terms shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one arbitration appointed in accordance with the said Rules.  Seat shall be Paris.

Signed for the Supplier		Signed for the Distributor

in	S. Antonino	in	Reno, NV

on	22.06.2001	on	27.06.2001

by	Giuseppina CELSO	by	J. Scott Wilson

Position	General Manager	Position:	President

[IREM LOGO]                       [NOTARY’S SEAL]